Exhibit 5.1

50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950 Telephone: 775.323.1980 Fax: 775.323.2339	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169 Telephone: 702.387.6073 Fax: 702.990.3564
www.shermanhoward.com

November 5, 2020

Aerkomm Inc.

923 Incline Way #39

Incline Village, Nevada 89451

Re: Aerkomm Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Aerkomm Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of up to 1,951,219 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (ii) up to an additional 292,683 shares of the Company’s Common Stock issuable upon the exercise of an over-subscription option (the “Over-Subscription Shares” and together with the Shares, the “Offered Securities”), to be sold by the Company under a Registration Statement on Form S-1, which may be amended from time to time (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement;

(b)   the Restated Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on April 28, 2017;

(c)   the Bylaws of the Company as adopted on August 13, 2013;

(d)   a specimen certificate representing the Common Stock; and

Aerkomm Inc. November 5, 2020 Page 2

(e)   certain resolutions and actions of the Board of Directors of the Company relating to the issuance of the Offered Securities, the registration of the Offered Securities under the Securities Act, and such other matters as relevant.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination of documents, we have assumed:

(a)   the legal capacity of all natural persons executing the documents;

(b)   the genuineness of all signatures on the documents;

(c)   the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(d)   that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; and

(e)   other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

We have also assumed that:

(a)   the persons identified as officers of the Company are actually serving in such capacity;

(b)   the Registration Statement will be declared effective; and

(c)   the total number of Offered Securities to be issued under the Registration Statement, when determined, plus the total number of shares of the Common Stock then outstanding will not exceed the number of shares of Common Stock authorized for issuance as set forth in the Company’s Restated Articles of Incorporation.

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The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Based upon and subject to the foregoing, we are of the opinion that when the certificates representing the Offered Securities in the form of the specimen certificate have been signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for at a price per share not less than the per share par value of the Common Stock, the issuance of the Offered Securities will have been duly authorized, and the Offered Securities will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Offered Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.